EXHIBIT 3.1(h)

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/08/2000
                                                              001560208- 2063399


                                State of Delaware
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

GoPublicNow.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

                  DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of GoPublicNow.com, Inc. be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

               "The name of this corporation is GPN Network, Inc."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in
Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: The capital of the corporation will not be reduced under or by reason of this amendment.

IN WITNESS WHEREOF, said GoPublicNow.com, Inc. has caused this certificate to be signed by Jeff Diamond, its Secretary, this 6th day of November, 2000.


                                 By:               /s/ Jeff Diamond
                                          -----------------------------------
                                          Name:    Jeff Diamond
                                          Title:   Secretary